UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2008

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.
Item 8.01  Other Events.

As previously reported, Charming Shoppes, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) dated as of August 25, 2008 with Crosstown Traders, Inc. (“Crosstown”), a wholly-owned indirect subsidiary of the Company, Norm Thompson Outfitters, Inc., a subsidiary of Orchard Brands (a portfolio company owned by Golden Gate Capital) (the “Purchaser”) and certain affiliates of the Company and the Purchaser in order to sell the Company’s non-core misses apparel catalogs to the Purchaser (the “Transaction”).  On September 18, 2008, the parties entered into Amendment No. 1 to Stock Purchase Agreement (the “Amendment”) and closed the Transaction.

In connection with the closing of the Transaction, the Purchaser acquired all the outstanding shares of capital stock of Arizona Mail Order Company, Inc., a wholly-owned subsidiary of Crosstown (“Arizona”).  The Transaction included the following catalog titles and their associated e-commerce sites:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company and Coward Shoe (the “Catalogs”).  The purchase price was approximately $35 million in cash.

In connection with the Transaction, Charming Shoppes of Delaware, Inc. (“Charming”), a wholly-owned subsidiary of the Company, and Arizona entered into a Transition Services Agreement dated as of September 18, 2008.  Under the Transition Services Agreement, Charming agreed to make available to Arizona certain transition services for specified time periods ranging up to one year following the closing of the Transaction (the “Transition Period”), depending on the services provided.  The services which Charming would provide to Arizona include: (i) information technology services; (ii) benefits administration; (iii) office space within existing facilities for transferred employees and retail stores; (iv) quality assurance and control; (v) financial services; and (vi) e-commerce marketing services.  In addition, Arizona agreed to provide certain transition services to Charming, including: (i) distribution centers and order processing; (ii) call centers; (iii) management of shared inventory; (iv) paper, print and catalog production services; (v) inventory and merchandising reporting; (vi) circulation planning and database modeling support; and (vii) financial and accounting services.  Subsequent to the Transition Period, an affiliate of the Company will be responsible for the remaining lease liabilities and disposition costs for the distribution, call center and office facilities.  The principal change to the Transaction affected by the Amendment was to provide that employees working in Crosstown’s call center and distribution centers would become employees of the Purchaser at the closing.  Accordingly, the Transition Services Agreement was modified to provide that Arizona would provide distribution center, order processing and call center services to Charming, rather than Charming providing such services to Arizona.

The foregoing descriptions of the terms and conditions of the Agreement, the Amendment and the Transition Services Agreement are qualified in their entirety by reference to such agreements, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report and incorporated herein by reference.

The Company issued a press release on September 18, 2008 with respect to the foregoing transactions, a copy which is attached as Exhibit 99.1 to this current report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Stock Purchase Agreement dated as of August 25, 2008 by and among Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other persons listed on the signature page thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 25, 2008 and filed on August 28, 2008.*

10.2	Amendment No. 1 to Stock Purchase Agreement dated as of September 18, 2008 by and among Crosstown Traders, Inc. and Norm Thompson Outfitters, Inc.*
10.3	Transition Services Agreement dated as of September 18, 2008 by and between Charming Shoppes of Delaware, Inc. and Arizona Mail Order Company.*
99.1	Press release dated September 18, 2008.

*Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: September 19, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement dated as of August 25, 2008 by and among Crosstown Traders, Inc., Norm Thompson Outfitters, Inc., Charming Shoppes, Inc. and the other persons listed on the signature page thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 25, 2008 and filed on August 28, 2008.*

10.2	Amendment No. 1 to Stock Purchase Agreement dated as of September 18, 2008 by and among Crosstown Traders, Inc. and Norm Thompson Outfitters, Inc.*
10.3	Transition Services Agreement dated as of September 18, 2008 by and between Charming Shoppes of Delaware, Inc. and Arizona Mail Order Company.*
99.1	Press release dated September 18, 2008.

*Schedules and attachments have been omitted but will be provided to the Commission upon request.